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                                                                       EXHIBIT 5

                             COFFIELD UNGARETTI & HARRIS
                           3500 THREE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS  60602
                                   (312)  977-4400


June  3, 1996

CenterPoint Properties Corporation
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 of the Company filed with the Securities and Exchange Commission (the "Commission") on June 3, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 900,416 shares of the Company's Common Stock, $0.001 per share (the "Common Stock") to be issued under and pursuant to the Company's 1995 Restricted Stock Incentive Plan, the Company's 1993 Stock Option Plan, as amended, and the 1995 Director Stock Plan (collectively, the "Plans").

In this connection, we have examined:

a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

b.  certain resolutions adopted by the Company's Board of Directors;

c.  the Registration Statement;

d.  the Plans; and

e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain matters of fact by responsible officers of the Company and by governmental authorities.

We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

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CenterPoint Properties Corporation
June 3, 1996
Page 2


Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement, if and when issued under the circumstances contemplated under the respective Plans, will be validly issued, fully paid and nonassessable.

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois, the State of Maryland and the general laws of the United States of America. Insofar as our opinion relates to matters of Maryland law, we have relied on the opinion dated June 3, 1996 of Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC, a copy of which is attached hereto.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,



Coffield Ungaretti & Harris

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               GORDON, FEINBLATT, ROTMAM, HOFFBERGER & HOLLANDER, L.L.P.
                            THE GOVETT BUILDING
                            233 E.REDWOOD STREET
                          BALTIMORE, MARYLAND 21203
                               (410) 576-4000

                                     June 3, 1996


Coffield Ungaretti & Harris
3500 Three First National Plaza
Chicago, Illinois 60602-4282

Ladies and Gentlemen:

         We have acted as special Maryland counsel to your firm in connection with your opinion of even date herewith to CenterPoint Properties Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement of Form S-8 of the Company filed with the Securities and Exchange Commission (the "Commission") on May 31, 1996 (the "Registration Statement "), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 900,416 shares of the Company's common Stock, $0.001 per share(the "Common Stock") to be issued under and pursuant to the Company's 1995 Restricted Stock Incentive Plan, the Company's 1993 Stock option plan, amended, and the 1995 Director Stock Plan (collectively, the "Plans").

         In the connection, we have examined:

         a. the amended and restated articles of incorporation, by-laws and organizational documents of the Company;

         b.   certain resolutions adopted by the Company's Board of Directors

         c.   the Registration Statement

         d.   The Plans; and

         e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein.

         We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

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Coffield Ungaretti & Harris
June 3, 1996
Page 2



         Based upon the foregoing, we are of the opinion that the shares of Common Stock being registered pursuant to the Registration Statement, if and when issued under the circumstances contemplated under the respective Plans, will be validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of Maryland and our opinion is limited to the laws of the State of Maryland.

                                       Very truly yours,

                                       GORDON, FEINBLATT, ROTHMAN,
                                         HOFFBERGER & HOLLANDER, L.L.P.